                                                                   EXHIBIT 10.8


                 FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED
                                CREDIT AGREEMENT

         This FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Amendment") is made and entered into effective as of July 31, 2000 by and among DYNAMEX INC. (the "Borrower"), a Delaware corporation, DYNAMEX CANADA INC. ("Dynamex Canada"), a federal Canadian corporation, DYNAMEX OPERATIONS EAST, INC. ("Dynamex East"), a Delaware corporation (successor in interest by merger to U.S.C. Management Systems, Inc., and Cannonball, Inc.), DYNAMEX OPERATIONS WEST, INC. ("Dynamex West"), a Delaware corporation, ROAD RUNNER TRANSPORTATION, INC. ("Road Runner"), a Minnesota corporation, NEW YORK DOCUMENT EXCHANGE CORPORATION ("NYDEX"), a New York corporation, DYNAMEX DEDICATED FLEET SERVICES, INC. ("Fleet Services"), a Delaware corporation, BANK OF AMERICA, NATIONAL ASSOCIATION (successor by merger to NationsBank, N.A., which entity was successor by merger to NationsBank of Texas, N.A.) ("Bank of America"), a national banking association, FLEET NATIONAL BANK (formerly BankBoston, N.A.) ("Fleet"), a national banking association, BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC. (formerly Creditanstalt Corporate Finance, Inc.) ("Creditanstalt"), a Delaware corporation, THE BANK OF NOVA SCOTIA ("Scotia Bank"), a Canadian banking association, BANK ONE, TEXAS, N.A. ("Bank One"), a national banking association, BANK OF AMERICA, NATIONAL ASSOCIATION (successor by merger to NationsBank, N.A., which entity was successor by merger to NationsBank of Texas, N.A.), as agent for itself and the other Lenders (in such capacity, together with its successors in such capacity, the "Agent") and FLEET NATIONAL BANK (formerly BankBoston, N.A.) and BANK AUSTRIA CREDITANSTALT CORPORATE FINANCE, INC. (formerly Creditanstalt Corporate Finance, Inc.), as co-agents (the "Co-Agents").

                                    RECITALS:

         A. Pursuant to that certain Second Amended and Restated Credit Agreement dated as of August 26, 1997, by and among the Borrower, Dynamex Canada, Dynamex East, Dynamex West, Parcelway Courier Systems (B.C.) Ltd. (a British Columbia corporation that has now been dissolved), Road Runner, Bank of America, Fleet, Creditanstalt, Scotia Bank, the Agent and the Co-Agents (as the same has been and may be amended, renewed, extended, restated or otherwise modified from time to time, the "Credit Agreement"), the Lenders agreed to provide to the Borrower a senior secured revolving credit and letter of credit facility (the "Credit Facility") in the maximum aggregate principal amount of $75,000,000.

         B. Pursuant to that certain First Amendment to Second Amended and Restated Credit Agreement dated as of May 5, 1998, the parties to the Credit Agreement


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 1
amended the Credit Agreement to increase the maximum aggregate principal amount of the Credit Facility to $115,000,000 and in certain other respects.

         C. Pursuant to that certain Second Amendment to Second Amended and Restated Credit Agreement dated as of January 31, 1999, the parties to the Credit Agreement amended the Credit Agreement to decrease the maximum aggregate principal amount of the Credit Facility to $65,000,000 and in certain other respects.

         D. Pursuant to that certain Third Amendment to Second Amended and Restated Credit Agreement dated as of June 28, 2000, the parties to the Credit Agreement amended the Credit Agreement to decrease the maximum aggregate principal amount of the Credit Facility to $51,734,000 and in certain other respects.

         E. The Borrower and its Subsidiaries, the Agent, the Co-Agents and the Lenders have agreed, subject to the terms and conditions of this Amendment, to further amend the Credit Agreement in certain respects as provided in this Amendment.

                                   AGREEMENTS:

         NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows; provided, however, that this Amendment shall be, ipso facto, null and void and of no force or effect if any of the conditions precedent set forth in Paragraph 3 hereof are not fully and timely satisfied on or before October 30, 2000 or if the condition subsequent set forth in Paragraph 4 hereof is not fully and timely satisfied on or before November 10, 2000:

         1. Terms Defined. Unless otherwise defined or stated in this Amendment, each capitalized term used in this Amendment has the meaning given to such term in the Credit Agreement (as amended by this Amendment).

         2. Amendments to the Credit Agreement.

         (a) Amendments to Certain Definitions. The definition of 'Swingline Advances' is hereby deleted from Section 1.1 of the Credit Agreement and the following terms and definitions set forth in Section 1.1 of the Credit Agreement are hereby amended and restated to read in their entirety as follows:

                  "'Applicable Margin' means, for the period commencing with the Closing Date, the rate per annum set forth in the table below that corresponds to the ratio of (i) Funded Debt as of the date of the relevant financial statements referred to below to (ii) EBITDA for the four fiscal quarters of the Borrower and its Subsidiaries then most recently ended as


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 2
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         of the date of such financial statements, calculated in accordance with
         Section 1.4:

                                                                   Applicable Margins for
                                                                   ----------------------
                               Ratio of
                         Funded Debt to EBITDA             ABR Loans          Eurodollar Loans
                         ---------------------             ---------          ----------------
                 Less than 1.50 to 1.00                        0.00%                3.00%

                 Less  than  2.00 to 1.00 but  greater
                 than or equal to 1.50 to 1.00                 0.25%                3.25%

                 Less  than  2.50 to 1.00 but  greater
                 than or equal to 2.00 to 1.00                 0.50%                3.50%

                 Less  than  3.00 to 1.00 but  greater
                 than or equal to 2.50 to 1.00                 0.75%                3.75%

                 Greater than or equal to 3.00 to 1.00         1.00%                4.00%

         For purposes hereof and notwithstanding the preceding sentence, the Applicable Margin for the period from the Fourth Amendment Effective Date to the first Calculation Date thereafter shall be deemed to be 0.75% for ABR Loans and 3.75% for Eurodollar Loans and shall thereafter be calculated on each Calculation Date based upon the preceding table and the financial statements delivered by the Borrower pursuant to
         Section 8.1(b) and the certificate delivered by the Borrower pursuant to Section 8.1(d); provided that if the Borrower fails to deliver to the Agent such financial statements or certificate on or before the relevant Calculation Date, the Applicable Margin shall be deemed to be the percentage reflected in the preceding table as if the ratio of Funded Debt to EBITDA were greater than 3.00 to 1.00 until the date such statements and certificate are received by the Agent, after which the Applicable Margin shall be determined as otherwise provided herein."

                  "'Commitment' means, as to any Lender, the obligation of such Lender to make Loans under the Revolving Loan Portion of the Loans and incur or participate in Letter of Credit Liabilities hereunder in an aggregate principal amount at any one time outstanding up to but not exceeding the amount set forth opposite the name of such Lender on the signature pages hereto (or any amendment hereto) under the heading 'Commitment' or, if such Lender is a party to an Assignment and Acceptance, the amount of the 'Commitment set forth in the most recent Assignment and


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 3
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         Acceptance of such Lender, as the same may be reduced or terminated pursuant to Section 2.12 or 11.2, and 'Commitments' means such obligations of all Lenders. As of the Fourth Amendment Effective Date, the aggregate principal amount of the Commitments is $19,500,000."

                  "'EBITDA' means, for any period, without duplication, the sum of the following for the Borrower and its Subsidiaries (or other applicable Person) for such period determined on a consolidated basis in accordance with GAAP: (a) Net Income, plus (b) Interest Expense, plus (c) income and franchise taxes to the extent deducted in determining Net Income, plus (d) depreciation and amortization expense, plus (e)other non-cash items to the extent deducted in determining Net Income, minus (f) non-cash income to the extent included in determining Net Income, plus (g) for any calculations that include the fiscal quarter ended (i) October 31, 1999, $241,900, (ii) January 31, 2000, $199,000, (iii) April 30, 2000, $259,200, or (iv) July 31, 2000,
         $290,700 (which amounts referred to in this clause (g) relate to extraordinary legal and accounting fees paid by the Borrower during such quarters) plus (h) for any calculation that includes any fiscal quarter or quarters ended during the fiscal year ending July 31, 2001, the actual amount of the extraordinary legal fees paid during such fiscal quarter or quarters; provided that the aggregate amount of the legal fees that may be added to the EBITDA calculation for the fiscal year ending July 31, 2001, shall not be greater than $350,000 plus (i) for any calculation that includes the fiscal quarter ending July 31, 2000, $1,000,000 (which amount is the cash portion of the settlement described in Fourth Amendment Schedule 1 attached hereto)."

                  "'Fixed Charge Coverage Ratio' means, for any period, the ratio of (a) the sum of the following (without duplication) for the Borrower and its Subsidiaries for such period determined on a consolidated basis in accordance with GAAP: (i) Net Income, plus (ii) Interest Expense, plus (iii) income and franchise taxes to the extent deducted in determining Net Income, plus (iv) depreciation and amortization expense and other non-cash items to the extent deducted in determining Net Income, minus (v) non-cash income to the extent included in determining Net Income, plus (vi) Lease Expense, minus
         (vii) Capital Expenditures, plus (viii) for any calculations that include the fiscal quarter ended (A) October 31, 1999, $241,900, (B) January 31, 2000, $199,000, (C) April 30, 2000, $259,200, or (D) July
         31, 2000, $290,000 (which amounts referred to in this clause (viii) relate to extraordinary legal and accounting fees paid by the Borrower during such quarters) plus (ix) for any calculation that includes any fiscal quarter or quarters ended during the fiscal year ending July 31,


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 4
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         2001, the actual amount of the extraordinary legal fees paid during such fiscal quarter or quarters; provided that the aggregate amount of the legal fees that may be added to the Fixed Charge Coverage Ratio calculation for the fiscal year ending July 31, 2001, shall not be greater than $350,000 plus (x) for any calculation that includes the fiscal quarter ending July 31, 2000, $1,000,000 (which amount is the cash portion of the settlement described in Fourth Amendment Schedule 1 attached hereto) to (b) the Fixed Charges of the Borrower and its Subsidiaries for such period."

                  "'Interest Period' means, with respect to any Eurodollar Loan, each period commencing on the date such Loan is made or Converted from an ABR Loan or (if Continued) the last day of the next preceding Interest Period with respect to such Loan, and ending on the numerically corresponding day in the first calendar month thereafter, except that each such Interest Period which commences on the last Business Day of a calendar month (or on any day for which there is no numerically corresponding day in the subsequent calendar month) shall end on the last Business Day of the subsequent calendar month. Notwithstanding the foregoing: (a) each Interest Period which would otherwise end on a day which is not a Business Day shall end on the next succeeding Business Day (or, if such succeeding Business Day falls in the next succeeding calendar month, on the next preceding Business
         Day); (b) any Interest Period which would otherwise extend beyond the Maturity Date shall end on the Maturity Date; (c) no more than five Interest Periods for Eurodollar Loans shall be in effect at the same time; (d) no Interest Period shall have a duration of less than one month and, if the Interest Period for any Eurodollar Loans would otherwise be a shorter period, such Loans shall not be available hereunder; and (e) no Interest Period for a Loan may commence before and end after any principal repayment date unless, after giving effect thereto, the aggregate principal amount of the Eurodollar Loans having Interest Periods that end after such principal payment date shall be equal to or less than the amount of the applicable Loans scheduled to be outstanding hereunder after such principal payment date."

                  "'Maturity Date' means November 30, 2001."

                  "'Outstanding Credit' means, at any particular time, the sum of (a) the aggregate outstanding principal amount of the Loans plus (b) the Letter of Credit Liabilities."

                  "'Revolving Period Termination Date' means the Maturity Date."


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
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         (b) Addition of Definitions. Section 1.1 of the Credit Agreement is
hereby amended to add the following new terms and definitions, which shall appear in alphabetical order in such Section 1.1:

                  "'Amortizing Loan Portion' means that portion of the principal amount of the Loans outstanding as of the Fourth Amendment Effective Date in an amount equal to $32,234,000."

                  "'Borrowing Base' means, at any date of determination, an amount equal to 80% of Eligible Receivables (in Dollars) of the Borrower and its Subsidiaries; provided, however, that, notwithstanding anything to the contrary contained in this Agreement, if any of the Agent or any Lender shall have received written notice from any Loan Party purportedly sent to terminate, limit or restrict (or to attempt to terminate, limit or restrict) future advances or future Obligations or the operation of any Security Document as security for future advances or future Obligations, whether or not such notice is effective, the Borrowing Base shall be further reduced by an amount equal to the aggregate value of the Eligible Receivables to which such notice relates, as such value is determined by the Agent in good faith."

                  "'Borrowing Base Report' means a report in substantially the form of Exhibit G attached hereto and completed and certified by a Responsible Officer of the Borrower relating to the determination of the Borrowing Base."

                  "'Eligible Receivables' means, at any date of determination, without duplication, the aggregate of each Receivable owned by the Borrower or any Subsidiary of the Borrower, created in the ordinary course of business which satisfies each of the following conditions:

                           (a) Such Receivable complies with all applicable
                  Governmental Requirements, including, without limitation to the extent applicable, usury laws, the Federal Truth in Lending Act and Regulation Z of the Board of Governors of the Federal Reserve System and similar Canadian laws;

                           (b) Such Receivable, at the date of issuance of its
                  invoice, (i) was payable not more than 30 days after the original date of issuance of the invoice therefor or (ii) was payable more than 30 days and not more than 60 days after the original date of issuance of the invoice therefor and was payable by an account debtor and pursuant to terms approved by the Agent in writing;


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 6
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                           (c) Such Receivable has not been outstanding for more
                  than 60 days past the original date of invoice;

                           (d) Such Receivable represents a legal, valid and
                  binding payment obligation of the account debtor enforceable in accordance with its terms and arising from an enforceable contract, the performance of which contract, insofar as it relates to such Receivable, has been completed by the Borrower or one of its Subsidiaries (as applicable);

                           (e) Such Receivable does not arise from the sale of
                  any Inventory on a bill-and hold, guaranteed sale, sale-or-return, sale on approval, consignment or any other repurchase or return basis;

                           (f) The Borrower or one of its Subsidiaries (as
                  applicable) has good and indefeasible title to such Receivable, the Agent holds a perfected first priority Lien on such Receivable pursuant to the Security Documents (unless such Receivable is owned by a Subsidiary organized under the laws of Canada or a province thereof), and such Receivable is not subject to any Liens except Liens in favor of the Agent pursuant to the Loan Documents;

                           (g) Such Receivable does not arise out of a contract
                  with, or an order from, an account debtor that, by its terms (other than terms which are invalid under applicable law), prohibits or makes void or unenforceable the grant of a security interest to the Agent in and to such Receivable;

                           (h) The amount of such Receivable included in
                  Eligible Receivables is not subject to any setoff, counterclaim, defense, dispute, recoupment or adjustment other than normal discounts for prompt payment offered in the ordinary course of business, and control over collection of such Receivable has not been contractually relinquished to an attorney, collection agency or other third party;

                           (i) The account debtor with respect to such
                  Receivable is not (i) in the judgment of the Agent in the exercise of its discretion in good faith, unable to pay such Receivable due to such account debtor's financial condition or performance and (ii) is not insolvent or the subject of any bankruptcy or insolvency proceeding and has not made an assignment for the benefit of creditors, suspended normal business operations, dissolved,


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 7
                  liquidated, terminated its existence, ceased to pay its debts as they become due or suffered a receiver or trustee to be appointed for any of its assets or affairs;

                           (j) Such Receivable is not evidenced by chattel paper
                  or instruments unless the Lien on such chattel paper or instrument is a perfected first priority Lien on such chattel paper or instrument in favor of the Agent pursuant to the Security Documents;

                           (k) The account debtor has not returned or refused to
                  retain, or otherwise notified such Borrower or any other Loan Party of any dispute concerning, or claimed nonconformity of, any of the Inventory or services relating to such Receivable;

                           (l) Such Receivable is not owed by an Affiliate of
                  any Borrower or one of its Subsidiaries (as applicable);

                           (m) Such Receivable is payable in Dollars or Cdn.
                  Dollars by the account debtor;

                           (n) The account debtor with respect to such
                  Receivable is not domiciled in or organized under the laws of any country other than the U.S. or Canada;

                           (o) Such Receivable is not owed by an account debtor
                  as to which more than ten percent of the aggregate balances then outstanding on all Receivables owed by such account debtor thereon and/or its Affiliates to the Borrower or one of its Subsidiaries (as applicable) are more than 90 days past the original date of invoice; provided, that if a single invoice causes the outstanding Receivables from an account debtor that are 90 days past due to be greater than ten percent of the aggregate Receivables owed by such account debtor, but such Receivables from such invoice otherwise are "Eligible Receivables" but for this clause (o) or clause (c) of this definition, then only such Receivables from such invoice will be excluded in determining "Eligible Receivables";

                           (p) The account debtor with respect to such
                  Receivable is not the U.S. or any state thereof, Canada or any province thereof or any department, agency or instrumentality of any of the foregoing, unless, with respect to the Lien on such Receivable in favor of the Agent, the Federal Assignment of Claims Act of 1940, as amended, or the state equivalent thereof (with respect to the


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 8

                  U.S. or any state thereof or any department, agency or instrumentality thereof) or the Financial Administration Act (Canada), as amended, or the Canadian provincial equivalent thereof (with respect to Canada or any province thereof or any department, agency or instrumentality thereof), as amended and as may be applicable, shall have been complied with as the same relates to such Receivable;

                           (q) The account debtor with respect to such
                  Receivable is not located in New Jersey, Minnesota, West Virginia or any other state or province denying creditors access to its courts in the absence of a notice of business activities report or other similar filing, unless Borrower or one of its Subsidiaries (as applicable) has either qualified as a foreign corporation authorized to transact business in such state or province or has filed a notice of business activities report or similar appropriate filing with the applicable state agency for the then-current year;

                           (r) Such Receivable is not owed by an account debtor
                  as to which the aggregate of all Receivables owing by such account debtor or an Affiliate of such account debtor exceeds ten percent of the aggregate of all Receivables at such date, provided that an amount of Receivables owing by such account debtor that do not exceed ten percent of the aggregate of all Receivables at such date shall not be excluded pursuant to this clause (r); and

                           (s) Such Receivable is not otherwise deemed
                  'ineligible' for borrowing purposes by the Agent in the exercise of its reasonable discretion in good faith.

                           The amount of the Eligible Receivables owed by an
                  account debtor to the Borrower or one of its Subsidiaries (as applicable) shall be net of, and shall be reduced by (if and to the extent not already so reduced by virtue of the preceding clauses of this definition), the amount of all contra accounts, reserves, credits, rebates and (subject to the proviso below) other indebtedness, liabilities or obligations owed by the Borrower or one of its Subsidiaries (as applicable) to such account debtor; provided, however, that the existence of any such other indebtedness, liabilities or obligations owed by such Borrower to such account debtor shall not, in and of itself, reduce the amount of Eligible Receivables owed by such account debtor by the amount of such other indebtedness, liabilities or obligations (for purposes of this sentence or clause (h) preceding of this definition) except to the


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
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
                  extent that such other indebtedness, liabilities or obligations are then due."

                  "'Excess Cash Flow' means, for any fiscal year, and without duplication, the positive remainder (if any) of (a) EBITDA for such fiscal year minus (b) the sum of (i) taxes payable by Borrower and its Subsidiaries in cash for such fiscal year, plus (ii) all principal and cash interest payments on Debt made by Borrower or its Subsidiaries during such fiscal year, whether optional, mandatory or scheduled payments, plus (iii) the lesser of (A) actual Capital Expenditures paid in cash during such fiscal year or (B) $4,000,000, minus (iv) any increase in working investment (i.e., the remainder of (A) the sum of Receivables plus "prepaids and other current assets" as set forth in the Borrower's financial statements delivered pursuant to Section 8.1) during such fiscal year, minus (B) "accounts payable and accrued liabilities" as set forth in the Borrower's financial statements delivered pursuant to Section 8.1), plus (v) any decrease in working investment (i.e., the remainder of (A) accounts payable and accrued liabilities minus (B) the sum of Receivables plus prepaids and other current assets) during such fiscal year."

                  "'Fourth Amendment Effective Date' means July 31, 2000."

                  "'Loans' means as specified in Section 2.1, and 'Loan' means any of such Loans. Without limiting the generality of the foregoing, the term 'Loans' includes both the Revolving Loan Portion and the Amortizing Loan Portion."

                  "'Monthly Date' means the last day of each month of each year, the first of which shall be October 31, 2000."

                  "'Reliance Letter of Credit' means the letter of credit in the face amount of $794,000 issued by Bank of America in favor of Reliance National as beneficiary for the account of the Borrower, which expires June 20, 2001."

                  "'Revolving Loan Portion' means (a) that portion of the principal of the Loans outstanding as of the Fourth Amendment Effective Date that is not a part of the Amortizing Loan Portion of the Loans and
         (b) any other Loans made on or after the Fourth Amendment Effective Date under Section 2.1(a)."

         (c) Amendment to Section 2.1(a). Section 2.1(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:


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                  (a) Loans. Subject to the terms and conditions of this
         Agreement (including, without limitation, Section 2.12), each Lender severally agrees to make one or more loans to the Borrower from time to time from and including the Closing Date to but excluding the Revolving Period Termination Date up to but not exceeding the positive remainder of (i) the amount of such Lender's Commitment as then in effect, minus
         (ii) such Lender's Commitment Percentage of the Letter of Credit Liabilities then outstanding. (The loans at any time made by any one or more of the Lenders to the Borrower pursuant to the Original Agreement, the Existing Agreement or this Agreement are herein collectively called the 'Loans'). Subject to the foregoing limitations and the other terms and conditions of this Agreement, the Borrower may borrow, repay and reborrow the Revolving Loan Portion of the Loans during (but not after) the Revolving Period; provided, however, that the aggregate amount of the outstanding Revolving Loan Portion of the Loans plus the Letter of Credit Liabilities shall not at any time exceed the Borrowing Base. The Borrower may not repay and reborrow the Amortizing Loan Portion of the Loans. The Borrowing Base shall be determined in good faith by the Agent as of the Fourth Amendment Effective Date and shall be redetermined in good faith by the Agent monthly thereafter concurrently with the delivery, or required date of delivery, of the Borrowing Base Report to be delivered in accordance with Section 8.1(e). In addition, the Borrowing Base may be redetermined at any time and from time to time by the Agent in good faith upon the occurrence and during the continuation of a Default."

         (d) Amendment to Section 2.3. Section 2.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Section 2.3 Repayment of Loans. The Borrower shall pay to the Agent for the account of each applicable Lender the principal of the Loans (including the Amortizing Loan Portion of the Loans) outstanding as of the Maturity Date (and the principal of the Loans outstanding as of the Maturity Date shall be due and payable) in full on the Maturity Date. In addition to the foregoing, the Borrower shall pay to the Agent for the account of each applicable Lender the outstanding principal of the Amortizing Loan Portion of the Loans in eight installments, as follows:


                             Payment Date                Payment Amount
                             ------------                --------------
                          November 15, 2000                 $794,000

                          January 31, 2001                  $875,000

                          April 30, 2001                    $875,000

                          July 31, 2001                     $875,000

                          October 31, 2001                $1,375,000


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
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         (e) Amendment to Section 2.4. Section 2.4 of the Credit Agreement is
hereby amended and restated in its entirety to read as follows:

                  "Section 2.4 Interest.

                  (a) Interest Rate. The Borrower shall pay to the Agent for the account of each Lender interest on the unpaid principal amount of each Loan made by such Lender (or deemed made by such Lender with respect to a Loan assigned to such Lender after the making of such Loan) to the Borrower for the period commencing on the date of such Loan to but excluding the date such Loan shall be paid in full, at the following rates per annum:

                           (i) during the periods such Loan is an ABR Loan, the
                  lesser of (A) the ABR plus the Applicable Margin or (B) the Maximum Rate; and

                           (ii) during the periods such Loan is a Eurodollar
                  Loan, the lesser of (A) the Eurodollar Rate plus the Applicable Margin or (B) the Maximum Rate.

                  (b) Payment Dates. Accrued interest on the Loans shall be due and payable as follows:

                           (i) in the case of ABR Loans, on each Monthly Date;

                           (ii) in the case of each Eurodollar Loan, on the last
                  day of the Interest Period with respect thereto;

                           (iii) upon the payment or prepayment (whether
                  mandatory or optional) of any Loan or the Conversion of any Loan to a Loan of the other Type (but only on the principal amount so paid, prepaid or Converted); and

                           (iv) on the Maturity Date."

         (f) Amendment to Section 2.6. Section 2.6 of the Credit Agreement is hereby amended by (i) deleting the phrase "(other than a Swingline Advance)" and
(ii) restating clause (d) to read as follows:

         "(d) optional prepayments of the Loans shall be applied first to the outstanding principal of the Revolving Loan Portion of the Loans and then to the installments due under the Amortizing Loan Portion of the Loans in the inverse order of the maturities of such installments."


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 12

         (g) Amendment to Section 2.7. Section 2.7 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 2.7. Minimum Amounts. Except for Conversions and prepayments pursuant to Article 4, each borrowing, each Conversion and each prepayment of principal of the Loans shall be in an amount at least equal to $500,000 (borrowings, prepayments or Conversions of or into Loans of different Types or, in the case of Eurodollar Loans, having different Interest Periods at the same time hereunder shall be deemed separate borrowings, prepayments and Conversions for purposes of the foregoing, one for each Type or Interest Period)."

         (h) Amendment to Section 2.8. The entire portion of Section 2.8 of the Credit Agreement immediately following the table contained in such section (commencing with the sentence beginning with the phrase "Each such notice") is hereby amended and restated in its entirety to read as follows:

         "Each such notice of termination or reduction shall specify the amount of the Commitments to be terminated or reduced. Each such notice of borrowing, Conversion, Continuation or prepayment shall specify the Loans to be borrowed, Converted, Continued or prepaid and the amount (subject to Section 2.7 hereof) and Type of the Loans to be borrowed, Converted, Continued or prepaid (and, in the case of a Conversion, the Type of Loans to result from such Conversion) and the date of borrowing, Conversion, Continuation or prepayment (which shall be a Business Day). Notices of borrowings, Conversions, Continuations or prepayments shall be in the form of Exhibit C hereto, appropriately completed as applicable. Each such notice which includes reference to the duration of an Interest Period shall specify the Loans to which such Interest Period is to relate. The Agent shall promptly notify the Lenders of the contents of each such notice. In the event the Borrower fails to select the Type of Loan within the time period and otherwise as provided in this Section 2.8, such Loan (if outstanding as a Eurodollar Loan) will be automatically Converted into an ABR Loan on the last day of the preceding Interest Period for such Loan or (if outstanding as an ABR Loan) will remain as, or (if not then outstanding) will be made as, an ABR Loan. The Borrower may not borrow any Eurodollar Loans, Convert any Loans into Eurodollar Loans or Continue any Loans as Eurodollar Loans if the interest rate for such Eurodollar Loans would exceed the Maximum Rate."


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 13

         (i) Amendment to Sections 2.10(a) and 2.12. Section 2.10(a) of the Credit Agreement is hereby amended by deleting the last sentence thereof in its entirety, and Section 2.12(a) of the Credit Agreement is hereby amended by deleting clause (a) therein in its entirety.

         (j) Amendment to Section 2.13(a). Section 2.13(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "(a) Subject to the terms and conditions of this Agreement, the Borrower may utilize the Commitments by requesting that the Issuing Bank issue Letters of Credit; provided, that the aggregate amount of outstanding Letter of Credit Liabilities shall not at any time exceed $4,000,000. Upon the date of issue of each Letter of Credit, the Issuing Bank shall be deemed, without further action by any party hereto, to have sold to each Lender, and each Lender shall be deemed, without further action by any party hereto, to have purchased from the Issuing Bank, a participation to the extent of such Lender's Commitment Percentage in such Letter of Credit."

         (k) Addition of Section 2.14. The Credit Agreement is hereby amended to add the following Section 2.14 to the end of Article 2 of the Credit Agreement.

                  "Section 2.14  Mandatory Prepayments; Excess Cash Flow.

                  (a) If at any time the sum of the aggregate outstanding principal amount of the Revolving Loan Portion of the Loans plus the Letter of Credit Liabilities exceeds an amount equal to the lesser of
         (i) the Borrowing Base or (ii) the Commitment at such time, within one Business Day immediately after each occurrence thereof the Borrower shall pay to the Agent the amount of such excess as a prepayment of the Revolving Loan Portion of the Loans.

                  (b) The Borrower shall on October 30, 2001, pay (or cause to be paid) to the Agent, as a prepayment of the Loans and other Obligations then outstanding, an aggregate amount equal to fifty percent (50%) of the Excess Cash Flow for the fiscal year ended July 31, 2001.

                  (c) Prepayments from Asset Dispositions. The Borrower shall, within five (5) days of receipt of Net Proceeds related to an Asset Disposition prepay the outstanding Loans as of such date in an aggregate amount equal to the Net Proceeds of such Asset Disposition. For purposes of this Agreement the following terms shall have the following meanings:


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 14

                           "Asset Disposition" means the disposition whether by
                  sale, lease, transfer, loss, damage, destruction, condemnation or otherwise of any assets of Borrower or any of its Subsidiaries other than sales of assets permitted under
                  Section 9.8.

                           "Net Proceeds" means cash proceeds (including
                  casualty insurance proceeds paid with respect to damage to property) received by any Borrower or any of the Subsidiaries from any Asset Disposition (including payments under notes or other debt securities received in connection with any Asset Disposition and insurance proceeds and awards of condemnation), net of (a) the costs of such sale, lease, transfer or other disposition (including professional fees and expenses and taxes attributable to such sale, lease or transfer which are actually expected to be paid) and (b) amounts applied to repayment of Debt (other than the Obligations) secured by a Lien on the asset disposed.

                  (d) Prepayment from Securities Offerings. In the event that Borrower or any of its Subsidiaries issues any Securities (as defined below), no later than the third (3rd) Business Day following the date of receipt of the proceeds from any such issuance, the Borrower shall prepay the outstanding Loans in an amount equal to the proceeds of such issuance, net of underwriting discounts and commissions and other reasonable costs associated therewith. "Securities" means any stock, shares, options, warrants, voting trust certificates, or other instruments evidencing an ownership interest or a right to acquire an ownership interest in a Person or any bonds, debentures, notes or other evidences of indebtedness, secured or unsecured.

                  (e) Application of Prepayments. Each prepayment under this
         Section 2.14 shall be accompanied with accrued and unpaid interest on the amount prepaid to the date of prepayment and any amounts payable under Section 4.5(a) and shall first be applied to the installments of principal due under the Amortizing Loan Portion of the Loans in the inverse order of the maturities of such installments and, thereafter, to any outstanding Revolving Loan Portion of the Loans.

         (l) Amendment to Section 3.1. Section 3.1 of the Credit Agreement is hereby amended by deleting in their entireties each of the two clauses that begin "provided, however," and end "paid in full".

         (m) Amendment to Section 3.2. Section 3.2 of the Credit Agreement is hereby amended to add the following language to the end of Section 3.2:


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 15

         "The principal amount of the Revolving Loan Portion and the Amortizing Loan Portion of the Loans outstanding as of the Fourth Amendment Effective Date shall be allocated to and held by the Lenders pro rata based upon the respective amounts of their Commitments."

         (n) Addition of Section 5.9. The Credit Agreement is hereby amended to add the following Section 5.9 to the end of Article 5 of the Credit Agreement.

                  "Section 5.9 Release of Liens securing Reliance Letter of Credit. The Lenders hereby authorize the Agent to, concurrently with the Borrower's paying the principal payment of the Amortizing Loan Portion of the Loans on November 15, 2000, release its Liens affecting $794,000 in cash collateral securing the Letter of Credit Liabilities relating to the Reliance Letter of Credit which were previously granted by the Borrower. The Lenders hereby further authorize the Agent to execute and deliver and to file or record (or to allow or cause to be filed or recorded), as appropriate, such agreements, documents and instruments as Agent, in its sole discretion, shall deem necessary or appropriate to effectuate such release."

         (o) Amendment to Section 8.1(a). Section 8.1(a) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "(a) Annual Financial Statements. As soon as available, and in any event within 90 days after the end of each fiscal year of the Borrower, beginning with the fiscal year ending July 31, 2001, (i) a copy of the annual audit report of the Borrower and its consolidated Subsidiaries as of the end of and for such fiscal year then ended containing, on a consolidated basis and with unaudited consolidating schedules attached, balance sheets and statements of income, retained earnings and cash flow, in each case setting forth in comparative form the figures for the preceding fiscal year, all in reasonable detail and audited and certified by BDO Seidman, LLP or other independent certified public accountants of recognized standing acceptable to the Agent and containing no qualification thereto except as may be reasonably acceptable to the Agent, to the effect that such report has been prepared in accordance with GAAP and (ii) a certificate of such independent certified public accountants to the Agent confirming the calculations set forth in the officer's certificate referred to in
         Section 8.1(d) delivered concurrently therewith;"

         (p) Amendment to Section 8.1(e). Section 8.1(e) of the Credit Agreement is hereby amended and restated to read in its entirety as follows:


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 16

                  "(e) Borrowing Base Reports and Agings. As soon as available and in any event within 20 days after the end of each month, and, in any event from time to time upon the request of the Agent or the Required Lenders, (i) a Borrowing Base Report duly completed and (ii) an aged trial balance of all then-existing Receivables and all then-existing accounts payable of the Borrower and its Subsidiaries;"

         (q) Amendment to Section 8.6. Section 8.6 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Section 8.6 Inspection Rights. Each of the Loan Parties will, and will cause each of its Subsidiaries to, permit representatives and agents of the Agent and each Lender, during normal business hours and upon reasonable notice to the Borrower, to examine, copy and make extracts from its books and records, to visit and inspect its Properties and to discuss its business, operations and financial condition with its officers and independent certified public accountants. The Borrower will authorize its accountants in writing (with a copy to the Agent) to comply with this Section 8.6. The Agent or its representatives may, at any time and from time to time at the Borrower's expense, conduct field exams or other inspections to verify the Borrowing Base and for such other purposes as the Agent may reasonably request; provided, however, that, prior to the occurrence of a Default, no more than three such field exams during any fiscal year shall be at the Borrower's expense."

         (r) Amendment to Section 10.2. Section 10.2 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Section 10.2 Minimum Net Worth. The Borrower and its consolidated Subsidiaries will (i) as of July 31, 2000, $59,000,000,
         (ii) at all times after July 31, 2000, until such date that the capital stock issued pursuant to the settlement described in Fourth Amendment
         Schedule 1 attached hereto is deemed "stockholder's equity" pursuant to GAAP, maintain Net Worth in an amount equal to or greater than $57,700,000 and (ii) at all times on and after the date that such capital stock is deemed "stockholders equity" pursuant to GAAP, maintain Net Worth in an amount equal to or greater than $59,000,000."

         (s) Amendment to Section 10.3. Section 10.3 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Section 10.3 Minimum Fixed Charge Coverage Ratio. The Borrower and its consolidated Subsidiaries will not permit the Fixed Charge Coverage Ratio calculated as of the end of each fiscal quarter


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 17
         identified below and for the four fiscal quarters then ended to be less than the ratio set forth below for the applicable fiscal quarter end":

                       FISCAL QUARTER ENDED                        MINIMUM RATIO
                       --------------------                        -------------
              July 31, 2000, October 31, 2000 and                  1.10 to 1.00
              January 31, 2001

              April 30, 2001 and each fiscal quarter               1.00 to 1.00
              end thereafter

         (t) Amendment to Section 10.4. Section 10.4 of the Credit Agreement is hereby amended and restated to read in its entirety as follows:

                  "Section 10.4 Capital Expenditures. The Borrower and its Subsidiaries (a) will not permit the aggregate Capital Expenditures of the Borrower and its Subsidiaries during the period from February 1, 1999 through and including January 31, 2000 (exclusive of any purchase or acquisition of Capital Stock or assets permitted by clause (ii) of
         Section 9.3) to exceed $3,500,000, (b) will not permit the aggregate Capital Expenditures of the Borrower and its Subsidiaries during any period of four consecutive fiscal quarters ended during the period from April 30, 2000 through and including July 31, 2000 (exclusive of any purchase or acquisition of Capital Stock or assets permitted by clause
         (ii) of Section 9.3) to exceed $3,000,000, and (c) will not permit the aggregate Capital Expenditures of the Borrower and its Subsidiaries during any period of four consecutive fiscal quarters ended on or after October 31, 2000 (exclusive of any purchase or acquisition of Capital Stock or assets permitted by clause (ii) of Section 9.3) to exceed $4,000,000."

         (u) Amendment to Section 13.11. Section 13.11 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

                  "Section 13.11 Amendments. No amendment or waiver of any provision of this Agreement, the Notes or any other Loan Document to which any Loan Party is a party, nor any consent to any departure by such Loan Party therefrom, shall in any event be effective unless the same shall be agreed or consented to by the Required Lenders and the applicable Loan Party or Loan Parties in writing, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders and the applicable Loan Party or Loan Parties, do any of the following: (a) increase the Commitments of the Lenders or subject the Lenders to any


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 18
         additional obligations; (b) reduce the principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (c) postpone any date fixed for any payment (including, without limitation, any mandatory prepayment) of principal of, or interest on, the Loans or any fees or other amounts payable hereunder; (d) waive any of the conditions precedent specified in Article 6; (e) change the Commitment Percentages or the aggregate unpaid principal amount of the Loans or the number or interests of the Lenders which shall be required for the Lenders or any of them to take any action under this Agreement; (f) change any provision contained in Section 3.2, Section 9.13 or this
         Section 13.11 or modify the definition of "Borrowing Base", "Eligible Receivables" or "Required Lenders" contained in Section 1.1; or (g) except as expressly authorized by this Agreement, release any Collateral from any of the Liens created by the Security Documents or release any guaranty of all or any portion of the Obligations; and provided further, however, that no amendment, waiver or consent relating to Sections 12.1, 12.2, 12.3, 12.4 or 12.5 shall require the agreement of any Loan Party. Notwithstanding anything to the contrary contained in this Section 13.11, no amendment, waiver or consent shall be made with respect to Article 12 hereof without the prior written consent of the Agent."

         (v) Deletion of Section 13.26. Section 13.26 of the Credit Agreement is hereby deleted in its entirety from the Credit Agreement.

         (w) Addition of Exhibit G. Exhibit G, as attached hereto as Fourth Amendment Exhibit G, is added to the Credit Agreement.

         3. Conditions Precedent. The effectiveness of this Amendment is subject to the satisfaction of each of the following conditions precedent, all of which conditions precedent must be satisfied on or before October 30, 2000:

         (a) The Agent shall have received all of the following in form and substance satisfactory to the Agent:

                  (i) Amendment Documents. This Amendment as executed by the parties hereto and any other agreement, document, instrument or certificate reasonably required by the Agent or the Lenders to be executed or delivered by the Borrower or any other Loan Party in connection with this Amendment, each duly executed by each of the parties thereto (collectively, the "Amendment Documents");

                  (ii) Resolutions. Resolutions of the Board of Directors of the Borrower and the other Loan Parties certified by its Secretary or an Assistant Secretary which authorize the execution, delivery and performance by the


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 19

         Borrower and the other Loan Parties of this Amendment and the other Amendment Documents to which the Borrower or such Loan Party is or is to be a party;

                  (iii) Extension Fee. The extension fee referred to in Paragraph 15 of this Amendment;

                  (iv) Fees, Costs and Expenses. All fees, costs and expenses (including, without limitation, attorneys' fees and expenses) incurred by the Agent incident to this Amendment or required to be paid in accordance with Section 13.1 of the Credit Agreement, to the extent incurred and submitted to the Borrower, shall have been paid in full by the Borrower; and

                  (v) Additional Information. The Agent shall have received such additional agreements, documents, instruments and information as the Agent or its legal counsel, Jenkens & Gilchrist, a Professional Corporation, may reasonably request to effect the transactions contemplated hereby;

         (b) The representations and warranties contained herein and in all other Loan Documents, as amended hereby, shall be true and correct as of the date hereof as if made again on and as of the date hereof (except if and to the extent that such representations and warranties are or were expressly made only as of another specific date);

         (c) All corporate proceedings taken in connection with this Amendment and the other Amendment Documents, and all legal matters incident thereto, shall be reasonably satisfactory to the Agent and its legal counsel, Jenkens & Gilchrist, a Professional Corporation; and

         (d) No Default or Event of Default shall have occurred and be continuing (after giving effect to this Amendment).

         4. Condition Subsequent. The effectiveness of this Amendment is subject to the condition subsequent that the Borrower shall have delivered to the Agent and the Lenders, on or before November 10, 2000, the annual audit report of the Borrower and its consolidated Subsidiaries as of and for the fiscal year ended July 31, 2000 and all other financial statements, reports, certificates and other information required to be delivered in accordance with Section 8.1(a), in each case strictly in accordance with and as required by Section 8.1(a). In the event that the condition subsequent set forth in this Paragraph 4 has not been fully and timely satisfied on or before November 10, 2000, this Amendment shall be, ipso facto, null and void and of no force or effect.

         5. Representations and Warranties. Each of the Borrower and the other Loan Parties hereby jointly and severally represent and warrant to, and agrees with, the Agent and the Lenders that, as of the date of and after giving effect to this Amendment, (a) the


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 20
execution, delivery and performance of this Amendment and any and all other Amendment Documents executed and/or delivered in connection herewith have been authorized by all requisite corporate action on the part of the Borrower and the other Loan Parties and will not violate the Borrower's or any Loan Party's corporate charter or bylaws; (b) the term Loan Documents as defined in the Credit Agreement and as used in any of the Loan Documents includes, without limitation, the Amendment Documents; (c) all representations and warranties set forth in the Credit Agreement and in the Security Documents are true and correct as if made again on and as of such date (except if and to the extent that such representations and warranties were expressly made only as of another specific date); (d) no Default or Event of Default has occurred and is continuing (after giving effect to this Amendment); (e) the Credit Agreement, the Notes, the Guaranties, the Security Documents and the other Loan Documents (as amended by this Amendment) are and remain legal, valid, binding and enforceable obligations of the Borrower and the other Loan Parties (as applicable) which are parties thereto in accordance with their terms; and (f) Fourth Amendment Schedule 1 attached hereto contains an accurate and reasonably complete summary of the present status of the shareholder litigation as to which the Borrower is defendant.

         6. Governing Law. THIS AMENDMENT AND THE OTHER LOAN DOCUMENTS SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES) AND APPLICABLE LAWS OF THE U.S.

         7. Counterparts. This Amendment may be executed in any number of counterparts, all of which when taken together shall constitute one agreement, and any of the parties hereto may execute this Amendment by signing any such counterpart.

         8. No Oral Agreements. THIS AMENDMENT, TOGETHER WITH THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS AS WRITTEN, REPRESENT THE FINAL AGREEMENTS BETWEEN AND AMONG THE PARTIES HERETO AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN (A) THE BORROWER OR ANY OTHER LOAN PARTY AND (B) THE AGENT OR ANY LENDER.

         9. Agreement Remains in Effect; No Waiver. Except as expressly provided herein, all terms and provisions of the Credit Agreement and the other the Loan Documents shall remain unchanged and in full force and effect and are hereby ratified and confirmed. No waiver by the Agent or any Lender of any Default or Event of Default shall be deemed to be a waiver of any other Default or Event of Default. No delay or omission by the Agent or any Lender in exercising any power, right or remedy shall impair such power, right or remedy or be construed as a waiver thereof or an


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 21
acquiescence therein, and no single or partial exercise of any such power, right or remedy shall preclude other or further exercise thereof or the exercise of any other power, right or remedy under the Agreement, the Loan Documents or otherwise.

         10. Survival of Representations and Warranties. All representations and warranties made in this Amendment or any other Loan Document shall survive the execution and delivery of this Amendment and the other Loan Documents, and no investigation by the Agent or any Lender or any closing shall affect the representations and warranties or the right of the Agent and the Lenders to rely upon such representations and warranties.

         11. Reference to Credit Agreement. This Amendment shall constitute a Loan Document. Each of the Loan Documents, including the Credit Agreement, the Amendment Documents and any and all other agreements, documents or instruments now or hereafter executed and/or delivered pursuant to the terms hereof or pursuant to the terms of the Credit Agreement as amended hereby, are (if and to the extent necessary) hereby amended so that any reference in such Loan Documents to the Credit Agreement shall mean a reference to the Credit Agreement as amended hereby.

         12. Severability. Any provision of this Amendment held by a court of competent jurisdiction to be invalid or unenforceable shall not impair or invalidate the remainder of this Amendment and the effect thereof shall be confined to the provision so held to be invalid or unenforceable.

         13. Successors and Assigns. This Amendment is binding upon and shall inure to the benefit of the Agent, the Lenders, the Borrower and the other Loan Parties and their respective successors and assigns; provided, however, that neither the Borrower nor any of the other Loan Parties may assign or transfer any of its rights or obligations hereunder without the prior written consent of the Lenders.

         14. Headings. The headings, captions and arrangements used in this Amendment are for convenience only and shall not affect the interpretation of this Amendment.

         15. Extension Fee. The Borrower shall pay to the Agent, on or before the Fourth Amendment Effective Date, an extension fee in the amount of $258,670, which extension fee shall be divided pro rata amongst the Lenders based upon their respective Commitments.

         16. Release. In consideration of the agreements of the Agent and the Lenders set forth in this Amendment, each of the Borrower, the other Loan Parties and all of Borrower's and the other Loan Parties' heirs, personal representatives, predecessors, successors and assigns (the "Releasors") hereby fully releases, remises and forever discharges the Agent, the Lenders and each of their respective parents and each of their


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 22
other affiliates and predecessors, and each and every one of their past and present officers, directors, agents, employees, servants, partners, shareholders, attorneys and managers, and all of their respective heirs, personal representatives, predecessors, successors and assigns (collectively, the "Lender-Related Parties") for, from and against any and all claims, liens, demands, causes of action, controversies, offsets, obligations, losses, damages and liabilities of every kind and character whatsoever, including, without limitation, any action, omission, misrepresentation or other basis of liability founded either in tort, contract or equity and the duties arising thereunder (collectively, the "Claims") that the Releasors, or any of them, has had in the past, or now has, whether known or unknown, whether asserted or unasserted, by reason of any matter, cause or thing set forth in, relating to or arising out of, or in any way connected with or resulting from, the Obligations, the Loan Documents or any real or personal property now or at any time securing the Obligations. It is the express intent of the Agent, the Lenders and the Releasors that the release and discharge set forth in this Paragraph 16 be construed as broadly as possible in favor of the Lender-Related Parties so as to foreclose forever the assertion by any of the Releasors of any Claims, as defined above, against the Lender-Related Parties or any of them.

         17. Borrower, Agent and each of the Banks agrees that the aggregate amount of each Bank's Loans included in the Amortizing Loan Portion of the Loans is as follows: Bank of America, National Association $12,613,304.38; Fleet National Bank $7,007,391.30; Bank Austria Creditanstalt Corporate Finance, Inc. $4,204,434.78; The Bank of Nova Scotia $4,204,434.78; and Bank One, Texas, N.A. $4,204,434.76.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their duly authorized officers effective as of the day and year first above written.

                                    THE BORROWER AND ITS SUBSIDIARIES:

                                    DYNAMEX INC.

                                    By:
                                         ------------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


                                    DYNAMEX OPERATIONS EAST, INC. (successor by merger to U.S.C. Management Systems, Inc. and Cannonball, Inc.)


                                    By:
                                         ------------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 23

                                    DYNAMEX OPERATIONS WEST, INC.

                                    By:
                                         ------------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


                                    ROAD RUNNER TRANSPORTATION, INC.

                                    By:
                                         ------------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


                                    NEW YORK DOCUMENT EXCHANGE
                                    CORPORATION

                                    By:
                                         ------------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


                                    DYNAMEX DEDICATED FLEET SERVICES, INC.

                                    By:
                                         ------------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


                                    DYNAMEX CANADA INC.

                                    By:
                                         ------------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 24

                                    THE AGENT AND A LENDER:

Commitment:  $7,630,434.80          BANK OF AMERICA, NATIONAL ASSOCIATION,
                                    individually and as the Agent


                                    By:
                                         ------------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


                                    THE CO-AGENTS AND LENDERS:

Commitment:  $4,239,130.43          FLEET NATIONAL BANK,
                                    individually and as a Co-Agent

                                    By:
                                         ------------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


Commitment:  $2,543,478.26          BANK AUSTRIA CREDITANSTALT
                                    CORPORATE FINANCE, INC.,
                                    individually and as a Co-Agent

                                    By:
                                         ------------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


                                    By:
                                         ------------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


                                    ADDITIONAL LENDERS:

Commitment:  $2,543,478.26          THE BANK OF NOVA SCOTIA

                                    By:
                                         ------------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


Commitment: $2,543,478.25           BANK ONE, TEXAS, N.A.

                                    By:
                                         ------------------------------
                                    Name:
                                          -----------------------------
                                    Title:
                                          -----------------------------


FOURTH AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
AGREEMENT - Page 25

                           FOURTH AMENDMENT EXHIBIT G

                        Exhibit G to the Credit Agreement

                          Form of Borrowing Base Report




FORM OF BORROWING BASE REPORT - Solo Page

                          FOURTH AMENDMENT SCHEDULE 1

                        Status of Shareholder Litigation




FOURTH AMENDMENT SCHEDULE 1 - Solo Page